Exhibit 99.1

RealPage Reports Full Year and Q4 2013 Financial Results

  2013 Non-GAAP revenue increases 17.8% to $379.7 million
  2013 adjusted EBITDA increases 23.1% to $90.3 million
  2013 cash flow from operations increases 18.5% to $69.2 million
  2013 Non-GAAP earnings per share increases 25.5% to $0.59 per diluted share

CARROLLTON, Texas--(BUSINESS WIRE)--February 24, 2014--RealPage, Inc. (NASDAQ:RP), a leading provider of on-demand software and software-enabled services to the rental housing industry, today announced financial results for its fourth quarter and year ended December 31, 2013.

“2013 was a solid year for RealPage,” said Steve Winn, Chairman and CEO of RealPage. “Non-GAAP total revenue growth was 18% compared to last year and profitability levels expanded 100 basis points. While fourth quarter revenue performance was below our expectations, we are taking steps to re-accelerate our revenue growth for 2014 and beyond.”

Fourth Quarter 2013 Financial Highlights

  Non-GAAP total revenue was $96.4 million, an increase of 12.5% year-over-year, while GAAP total revenue was $95.5 million, an increase of 11.4% year-over-year;
  Non-GAAP on demand revenue was $93.0 million, an increase of 13.7% year-over-year, while GAAP on demand revenue was $92.1 million, an increase of 12.6% year-over-year;
  Adjusted EBITDA was $24.8 million, an increase of 19.2% year-over-year;
  Non-GAAP net income was $12.4 million, or $0.16 per diluted share, a year-over-year increase of 21.2% and 14.3%, respectively; and
  GAAP net income was $2.2 million, or $0.03 per diluted share, compared to GAAP net income of $3.7 million, or $0.05 per diluted share, in the prior year quarter.

Full Year 2013 Financial Highlights

  Non-GAAP total revenue was $379.7 million, an increase of 17.8% year-over-year, while GAAP total revenue was $377.0 million, an increase of 17.0% year-over-year;
  Non-GAAP on demand revenue was $365.0 million, an increase of 19.1% year-over-year, while GAAP on demand revenue was $362.3 million, an increase of 18.2% year-over-year;
  Adjusted EBITDA was $90.3 million, an increase of 23.1% year-over-year;
  Non-GAAP net income was $44.9 million, or $0.59 per diluted share, a year-over-year increase of 28.5% and 25.5%, respectively; and
  GAAP net income was $20.7 million, or $0.27 per diluted share, compared to GAAP net income of $5.2 million, or $0.07 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its first quarter ended March 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $101.0 million to $102.0 million;
  Adjusted EBITDA is expected to be in the range of $24.0 million to $24.5 million;
  Non-GAAP net income is expected to be in the range of $11.8 million to $12.1 million, or $0.15 to $0.16 per diluted share;
  Non-GAAP tax rate of approximately 40.0%; and
  Weighted average shares outstanding of approximately 77.5 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $440.0 million to $450.0 million;
  Adjusted EBITDA is expected to be in the range of $105.0 million to $110.0 million;
  Non-GAAP net income is expected to be in the range of $51.1 million to $54.1 million, or $0.65 to $0.69 per diluted share;
  Non-GAAP tax rate of approximately 40.0%; and
  Full year weighted average shares outstanding of approximately 78.2 million.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of acquisition-related and other deferred revenue. In addition, the above statements also include the impact of acquisitions and exclude any costs resulting from the Yardi litigation (including settlement costs and related insurance litigation). Actual results may differ materially. Please reference the information under the caption "Non-GAAP Financial Measures" as well as reconciliation tables of GAAP financial measures to non-GAAP financial measures as set forth in this press release.

Conference Call and Webcast

The Company will host a conference call today at 5:00 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 54561034, until March 2, 2014.

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as “Software-as-a-Service” or “SaaS”) products and services to apartment communities and single family rentals across the United States. Its on demand product lines include Asset Optimization Solutions for driving increased revenue and NOI, Enterprise Solutions to manage all aspects of property management and accounting and Digital Marketing Solutions to improve the quantity and quality of lead origination at lower advertising cost. RealPage supports all asset classes with special adaptations of it system to include convention, affordable, tax credit, student living, military housing senior assisted living, commercial and HOA/Condos. RealPage also support single family rentals, both long term rentals as well as short term vacation rentals.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results of operations, growth, expenditures, tax rates, and outstanding shares. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) litigation; (h) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2013 and Form 10-Q filed with the SEC on November 12, 2013. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including settlement costs and related insurance litigation), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets. Reconciliation tables comparing GAAP financial measures to non-GAAP financial measures are included at the end of this release.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including settlement costs and related insurance litigation), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including settlement costs and related insurance litigation), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Condensed Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2013 and 2012
(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
On demand	$92,081	$81,771	$362,312	$306,400
On premise	892	1,313	3,691	5,216
Professional and other	2,546	2,640	11,019	10,556
Total revenue	95,519	85,724	377,022	322,172
Cost of revenue(1)	37,506	33,204	148,321	128,562
Gross profit	58,013	52,520	228,701	193,610
Operating expense:
Product development(1)	13,641	12,852	50,638	48,177
Sales and marketing(1)	23,902	19,806	95,894	76,992
General and administrative(1)	15,730	12,199	60,610	56,993
Total operating expense	53,273	44,857	207,142	182,162
Operating income	4,740	7,663	21,559	11,448
Interest expense and other income, net	(156)	(426)	(1,077)	(2,046)
Income before income taxes	4,584	7,237	20,482	9,402
Income tax expense	2,406	3,515	(210)	4,219
Net income	$2,178	$3,722	$20,692	$5,183

Net income per share
Basic	$0.03	$0.05	$0.28	$0.07
Diluted	$0.03	$0.05	$0.27	$0.07
Weighted average shares used in computing net income per share
Basic	76,035	73,460	74,962	71,838
Diluted	77,108	74,960	76,187	74,002

(1) Includes stock-based compensation expense as follows:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue	$900	$718	3,111	$2,806
Product development	1,665	1,211	4,788	4,391
Sales and marketing	3,102	368	10,993	4,790
General and administrative	2,988	1,564	10,805	6,191
	$8,655	$3,861	$29,697	$18,178

Condensed Consolidated Balance Sheets
At December 31, 2013 and December 31, 2012
(unaudited, in thousands except share data)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$34,502	$33,804
Restricted cash	71,941	35,202
Accounts receivable, less allowance for doubtful accounts of $914 and $1,087 at December 31, 2013 and December 31, 2012, respectively	66,635	51,937
Deferred tax asset, net	3,284	-
Other current assets	7,453	6,541
Total current assets	183,815	127,484
Property, equipment and software, net	54,775	32,487
Goodwill	152,422	134,025
Identified intangible assets, net	108,815	104,640
Other assets	3,386	3,561
Total assets	$503,213	$402,197
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,978	$9,805
Accrued expenses and other current liabilities	23,122	19,246
Current portion of deferred revenue	66,085	60,633
Deferred tax liability, net	-	2
Customer deposits held in restricted accounts	71,910	35,171
Total current liabilities	173,095	124,857
Deferred revenue	5,671	9,446
Deferred tax liability, net	1,379	10
Revolving credit facility	-	10,000
Other long-term liabilities	8,564	2,813
Total liabilities	188,709	147,126
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and zero shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value per share: 125,000,000 shares authorized, 80,511,791 and 77,012,925 shares issued and 78,433,626 and 75,826,615 shares outstanding at December 31, 2013 and December 31, 2012, respectively	81	77
Additional paid-in capital	390,854	347,203
Treasury stock, at cost: 2,078,165 and 1,186,310 shares at and December 31, 2013 and December 31, 2012, respectively	(11,183)	(6,323)
Accumulated deficit	(65,086)	(85,778)
Accumulated other comprehensive loss	(162)	(108)
Total stockholders' equity	314,504	255,071
Total liabilities and stockholders' equity	$503,213	$402,197

Condensed Consolidated Statements of Cash Flows
For the Three and Twelve Months Ended December 31, 2013 and 2012
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$2,178	$3,722	$20,692	$5,183
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,922	8,787	31,745	32,469
Deferred tax expense (benefit)	2,370	2,698	(2,503)	2,624
Stock-based compensation	8,655	3,861	29,697	18,178
Loss on disposal of assets	4	181	314	568
Acquisition-related contingent consideration	(16)	(300)	1,284	(722)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:	(4,513)	(1,692)	(12,020)	112

Net cash provided by operating activities	17,600	17,257	69,209	58,412
Cash flows from investing activities:
Purchases of property, equipment and software, net	(10,762)	(3,173)	(32,952)	(18,774)
Acquisition of businesses, net of cash acquired	(17,887)	(2,693)	(28,229)	(10,627)
Intangible asset additions	(327)	(150)	(927)	(3,375)
Net cash used by investing activities	(28,976)	(6,016)	(62,108)	(32,776)
Cash flows from financing activities:
Payments on and proceeds from debt, net	(137)	(15,000)	(10,548)	(40,377)
Payments of deferred acquisition-related consideration	(4)	-	(1,549)	(11,557)
Issuance of common stock	3,754	2,191	10,608	12,065
Purchase of treasury stock	(1,697)	(797)	(4,860)	(3,185)
Net cash provided by (used in) financing activities	1,916	(13,606)	(6,349)	(43,054)
Net increase (decrease) in cash and cash equivalents	(9,460)	(2,365)	752	(17,418)
Effect of exchange rate on cash	(18)	(51)	(54)	(51)
Cash and cash equivalents:
Beginning of period	43,980	36,220	33,804	51,273
End of period	$34,502	$33,804	$34,502	$33,804

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2013 and 2012
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP revenue:
Revenue (GAAP)	$95,519	$85,724	$377,022	$322,172
Acquisition-related and other deferred revenue	922	3	2,717	89
Non-GAAP revenue	$96,441	$85,727	$379,739	$322,261

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted gross profit:
Gross profit (GAAP)	$58,013	$52,520	$228,701	$193,610
Acquisition-related and other deferred revenue	922	3	2,717	89
Depreciation	1,800	1,598	6,567	6,515
Amortization of intangible assets	2,062	2,560	7,713	9,560
Stock-based compensation expense	900	718	3,111	2,806
Adjusted gross profit	$63,697	$57,399	$248,809	$212,580

Adjusted gross profit margin	66.0%	67.0%	65.5%	66.0%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA:
Net income (GAAP)	$2,178	$3,722	$20,692	$5,183
Acquisition-related and other deferred revenue	922	3	2,717	89
Depreciation, asset impairment and loss on disposal of asset	3,925	3,521	14,411	13,539
Amortization of intangible assets	5,001	5,447	17,648	19,498
Interest expense, net	228	426	1,427	2,160
Income tax expense (benefit)	2,406	3,515	(210)	4,219
Litigation-related expense	330	399	661	10,158
Stock-based compensation expense	8,655	3,861	29,697	18,178
Acquisition related expense	1,156	(94)	3,269	(350)
Stock registration costs	-	7	-	675
Adjusted EBITDA	$24,801	$20,807	$90,312	$73,349

Adjusted EBITDA margin	25.7%	24.3%	23.8%	22.8%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP total product development:
Product development (GAAP)	$13,641	$12,852	$50,638	$48,177
Less: Amortization of intangible assets	2	-	3	-
Stock-based compensation expense	1,665	1,211	4,788	4,391
Non-GAAP total product development:	$11,974	$11,641	$45,847	$43,786

Non-GAAP total product development as % of non-GAAP revenue:	12.4%	13.6%	12.1%	13.6%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2013 and 2012
(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$23,902	$19,806	$95,894	$76,992
Less: Amortization of intangible assets	2,939	2,887	9,935	9,938
Stock-based compensation expense	3,102	368	10,993	4,790
Non-GAAP total sales and marketing:	$17,861	$16,551	$74,966	$62,264

Non-GAAP total sales and marketing as % of non-GAAP revenue:	18.5%	19.3%	19.7%	19.3%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP total general and administrative:
General and administrative (GAAP)	$15,730	$12,199	$60,610	$56,993
Less: Acquisition related expense	1,156	(94)	3,269	(350)
Stock-based compensation expense	2,988	1,564	10,805	6,191
Litigation related expense	330	399	661	10,158
Stock registration costs	-	7	-	675
Non-GAAP total general and administrative:	$11,256	$10,323	$45,875	$40,319

Non-GAAP total general and administrative as % of non-GAAP revenue:	11.7%	12.0%	12.1%	12.5%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP total operating expense:
Operating expense (GAAP)	$53,273	$44,857	$207,142	$182,162
Less: Amortization of intangible assets	2,939	2,887	9,935	9,938
Acquisition related expense	1,156	(94)	3,269	(350)
Stock-based compensation expense	7,755	3,143	26,586	15,372
Litigation related expense	330	399	661	10,158
Stock registration costs	-	7	-	675
Non-GAAP total operating expense:	$41,093	$38,515	$166,691	$146,369

Non-GAAP total operating expense as % of non-GAAP revenue:	42.6%	44.9%	43.9%	45.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP operating income:
Operating income (GAAP)	$4,740	$7,663	$21,559	$11,448
Acquisition-related and other deferred revenue	922	3	2,717	89
Amortization of intangible assets	5,001	5,447	17,648	19,498
Stock-based compensation expense	8,655	3,861	29,697	18,178
Acquisition related expense	1,156	(94)	3,269	(350)
Litigation related expense	330	399	661	10,158
Stock registration costs	-	7	-	675
Non-GAAP operating income	$20,804	$17,286	$75,551	$59,696

Non-GAAP operating margin	21.6%	20.2%	19.9%	18.5%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Twelve Months Ended December 31, 2013 and 2012
(unaudited, in thousands, except per share data)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2013	2012	2013	2012
Non-GAAP net income:
	Net income (GAAP)	$2,178	$3,722	$20,692	$5,183
	Acquisition-related and other deferred revenue	922	3	2,717	89
	Amortization of intangible assets	5,001	5,447	17,648	19,498
	Stock-based compensation expense	8,655	3,861	29,697	18,178
	Acquisition related expense	1,156	(94)	3,269	(350)
	Litigation related expense	330	399	661	10,158
	Loss on disposal of assets	4	181	314	568
	Stock registration costs	-	7	-	675
	Subtotal of tax deductible items	16,068	9,804	54,306	48,816

	Tax impact of tax deductible items(1)	(6,427)	(3,922)	(21,722)	(19,526)
	Tax expense resulting from applying effective tax rate(2)	572	620	(8,403)	458
	Non-GAAP net income	$12,391	$10,224	$44,873	$34,931

	Non-GAAP net income per share - diluted	$0.16	$0.14	$0.59	$0.47

	Weighted average shares - diluted	77,108	74,960	76,187	74,002
	Weighted average effect of dilutive securities	-	-	-	-
	Non-GAAP weighted average shares - diluted	77,108	74,960	76,187	74,002

(1)

Reflects the removal of the tax benefit associated with the amortization of intangible assets, stock-based compensation expense, Acquisition related deferred revenue adjustment and Acquisition related expense.

(2)	Represents adjusting to a normalized effective tax rate of 40%.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2013	2012	2013	2012
Annualized Non-GAAP on demand revenue per average on demand unit:
	On demand revenue (GAAP)	$92,081	$81,771	$362,312	$306,400
	Acquisition-related and other deferred revenue	922	3	2,717	89
	Non-GAAP on demand revenue	$93,003	$81,774	$365,029	$306,489

	Ending on demand units	9,022	8,113	9,022	8,113
	Average on demand units	8,876	7,968	8,615	7,625

	Annualized Non-GAAP on demand revenue per average on demand unit	$41.91	$41.05	$56.50	$40.20

	Annual customer value of on demand revenue(1)	$378,131	$333,039

(1)	This metric represents management's estimate for the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units times annualized Non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Rhett Butler, 972-820-3773
rhett.butler@realpage.com